As filed with the United States Securities and Exchange Commission on November 9, 2005

Registration No. 333-109048

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Church & Dwight Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-4996950
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

469 North Harrison Street

Princeton, New Jersey 08543-5297

(609) 683-5900

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Susan E. Goldy, Esquire

Vice President, General Counsel and Corporate Secretary

Church & Dwight Co., Inc.

469 North Harrison Street

Princeton, New Jersey 08543-5297

(609) 683-5900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Alan Singer, Esquire

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

(215) 963-5000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Church & Dwight Co., Inc., a Delaware corporation (“Church & Dwight”), filed a Registration Statement on Form S-3 (File No. 333-109048) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on September 23, 2003, registering $100,000,000 in principal amount of 5.25% Convertible Senior Debentures due August 15, 2033 (the “Debentures”) and 2,150,540 shares of Church & Dwight’s common stock into which the Debentures are convertible (the “Conversion Shares”) to be offered from time-to-time by the selling shareholders named therein (the “Offering”). The Commission declared the Registration Statement effective on March 9, 2004.

Church & Dwight is filing this Post-Effective Amendment No. 5 to the Registration Statement on Form S-3 to remove from registration $62,795,000 aggregate principal amount of the Debentures and 2,025,767 Conversion Shares that were subject to the Offering but remain unsold as of the date hereof. Church & Dwight is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of its registration rights agreement with the initial purchasers, for the benefit of the selling shareholders, has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filings on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey on November 7, 2005.

CHURCH & DWIGHT CO., INC.

By:	/s/ JAMES R. CRAIGIE
James R. Craigie President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES R. CRAIGIE James R. Craigie	President and Chief Executive Officer (principal executive officer)	November 7, 2005

/s/ ZVI EIREF Zvi Eiref	Vice President, Finance, and Chief Financial Officer (principal financial officer)	November 8, 2005

/s/ GARY P. HALKER Gary P. Halker	Vice President, Finance and Treasurer (principal accounting officer)	November 8, 2005

* Robert A. Davies, III	Chairman	November 8, 2005

T. Rosie Albright	Director

* Robert H. Beeby	Director	November 8, 2005

* Rosina B. Dixon	Director	November 8, 2005

* J. Richard Leaman, Jr.	Director	November 8, 2005

* Robert D. LeBlanc	Director	November 8, 2005

* John D. Leggett III	Director	November 8, 2005

* John F. Maypole	Director	November 8, 2005

* Robert A. McCabe	Director	November 8, 2005

S-1

Signature	Title	Date

* Dwight C. Minton	Director	November 8, 2005

* Burton B. Staniar	Director	November 8, 2005

* John O. Whitney	Director	November 8, 2005

*By:	/s/ ZVI EIREF
Zvi Eiref, as Attorney-in-Fact

S-2